UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2022

UGI Corporation
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	1-11071	23-2668356
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
460 North Gulph Road, King of Prussia, PA 19406
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: 610 337-1000
Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	UGI	New York Stock Exchange
Corporate Units	UGIC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

AmeriGas Propane, L.P. Credit Agreement

On September 28, 2022 (the “Effective Date”), AmeriGas Propane, L.P. (the “Borrower”), a Delaware limited partnership and an indirect, wholly owned subsidiary of UGI Corporation, a Delaware corporation, entered into that certain Credit Agreement (the “Credit Agreement”), by and among the Borrower, AmeriGas Propane, Inc., a Pennsylvania corporation (the “Parent”), the lenders from time to time party thereto (collectively, the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent for the Lenders (the “Agent”). In connection with the entering into of the Credit Agreement, the Borrower paid off in full and terminated that certain Second Amended and Restated Credit Agreement, dated as of December 15, 2017 (the “Existing Credit Agreement”), among the Borrower, the Parent, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent, as amended, restated, supplemented or otherwise modified from time to time.

The Credit Agreement provides for a $600 million revolving credit facility, including a $100 million sublimit for the issuance of letters of credit. The Borrower has the option to increase the commitments under the Credit Agreement by up to an additional $300 million, to a total of $900 million, upon the receipt of commitments from one or more lenders and subject to the terms and conditions of the Credit Agreement.

At the Borrower’s election from time to time, borrowings under the Credit Agreement will bear interest at either (i) the base rate, defined as the highest of (a) the prime rate, (b) the federal funds rate plus 0.50% and (c) the adjusted term SOFR rate for a one-month tenor plus 1%, in each case, plus the applicable margin or (ii) the adjusted term SOFR rate plus the applicable margin. The applicable margin for base rate loans ranges from 0.50% to 2.00%, and for SOFR loans from 1.50% to 3.00%, depending on the leverage ratio of AmeriGas Partners, L.P., a Delaware limited partnership (the “MLP”), the indirect parent of the Borrower. The adjusted term SOFR rate is defined as the term SOFR reference rate for the selected interest period, plus 0.10% per annum. The Credit Agreement includes customary provisions with respect to the replacement of the adjusted term SOFR rate.

The Credit Agreement has a maturity date of the fourth anniversary of the Effective Date; provided that if $150 million or more in principal amount is outstanding under any of the MLP’s 5.625% Senior Notes, 5.500% Senior Notes or 5.875% Senior Notes on the date that is 91 days prior to the applicable scheduled maturity date for any such Senior Notes (such date, the “Springing Maturity Date”), then the Credit Agreement will mature on the Springing Maturity Date. The Borrower may voluntarily prepay its borrowings under the Credit Agreement, in whole or in part, without any premium or penalty. The Credit Agreement requires compliance with conditions precedent that must be satisfied prior to any borrowing.

The borrowings under the Credit Agreement are unsecured, and the obligations under the Credit Agreement are guaranteed by the Parent and any material subsidiaries of the Borrower. As of the Effective Date, the Parent is the sole guarantor. Proceeds of the Credit Agreement were used to refinance the Borrower’s existing credit facility with the Agent and are available to finance the working capital needs of the Borrower and its subsidiaries and for general corporate purposes in the ordinary course of business.

The Credit Agreement contains customary representations and warranties and affirmative and negative covenants for agreements of this type, including, among others, covenants relating to financial reporting, compliance with laws and material contractual obligations, payment of obligations including tax liabilities, preservation of existence, books and records and inspection rights, maintenance of properties and insurance, limitations on indebtedness and liens, restrictions on mergers and sales of assets, and limitations on investments, restricted payments and transactions with affiliates. In addition, the Credit Agreement requires the MLP and the Borrower to abide by certain financial covenants, as follows: (i) a ratio of not more than 5.75 to 1.00 from September 30, 2022 through June 30, 2024 (and 5.50 to 1.00 thereafter) of Consolidated Total Indebtedness (as defined in the Credit Agreement) of the MLP to Consolidated EBITDA (as defined in the Credit Agreement) of the MLP for the most recently completed period of four consecutive fiscal quarters; (ii) a ratio of not more than 2.75 to 1.00 of Consolidated Total Indebtedness of the Borrower to Consolidated EBITDA of the Borrower for the most recently completed period of four consecutive fiscal quarters; and (iii) a ratio of not less than 2.75 to 1.00 of Consolidated EBITDA of the MLP to Consolidated Interest Expense (as defined in the Credit Agreement) of the MLP for the most recently completed period of four consecutive fiscal quarters.

The Credit Agreement provides for customary events of default, including, among other things, in the event of nonpayment of principal, interest, fees or other amounts, a representation or warranty proving to have been incorrect in any material respect when made, failure to perform or observe covenants within a specified period of time, a cross-default to other indebtedness in excess of a threshold amount, the bankruptcy or insolvency of the Parent, Borrower, or any of the Borrower’s significant subsidiaries, monetary judgment defaults in excess of a threshold amount, change of control, and ERISA defaults resulting in a material adverse effect. In the event of a default, the Agent may, and at the request of the requisite number of Lenders shall, declare all amounts owed under the Credit Agreement immediately due and payable. For defaults related to insolvency, all outstanding loans and other amounts will become immediately due and payable. Under the terms of the Credit Agreement, a 2% interest penalty may apply to any outstanding amount not paid when due or that remains outstanding while an event of default exists.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth above in Item 1.01 regarding the Existing Credit Agreement is hereby incorporated into this Item 1.02 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 regarding the Credit Agreement is hereby incorporated into this Item 2.03 by reference. This description is qualified in its entirety by reference to the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1
Credit Agreement, dated as of September 28, 2022, by and among AmeriGas Propane, L.P., AmeriGas Propane, Inc., the lenders from time to time party thereto and Wells Fargo Bank, National Association, as administrative agent

104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UGI Corporation

October 4, 2022	By:	/s/ Pamela A. Meredith
	Name:	Pamela A. Meredith
	Title:	Assistant Secretary